UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 9, 2007 (November 5, 2007)
Connecticut Water Service, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
860-669-8630

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On November 5, 2007, Connecticut Water Service, Inc. and its subsidiary, The Connecticut Water Company (together, the “Company”) appointed Nicholas A. Rinaldi, age 53, as the Company’s Controller and Principal Accounting Officer. Prior to his appointment by the Company, Mr. Rinaldi served as the Controller of Iroquois Gas Transmission System.
     [The terms of Mr. Rinaldi’s employment are described in an offer letter dated October 5, 2007, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.] The Company intends to enter into employment and other agreements with Mr. Rinaldi which are similar to those provided to the Company’s other senior executives, which will supercede the terms of the offer letter.
     The Company confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there is no family relationship between Mr. Rinaldi and any director or other executive officer of the Company, (2) there was no arrangement or understanding between Mr. Rinaldi and any other person pursuant to which he was appointed as Controller, and (3) there is no transaction between Mr. Rinaldi and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation
Date: November 9, 2007	By:	/s/ David C. Benoit
		Name:	David C. Benoit
		Title:	Vice President — Finance and Chief Financial Officer